NEWS RELEASE For More Information: Frank B. O’Neil, IRC Sr. Vice President, Corporate Communications & Investor Relations 800-282-6242 205-877-4461 foneil@ProAssurance.com

ProAssurance Announces Preliminary Results for Fourth Quarter 2018
BIRMINGHAM, AL - (BUSINESSWIRE) - February 4, 2019 - ProAssurance Corporation (NYSE: PRA) today announced preliminary per share results for the fourth quarter of 2018. We expect to report a net loss of between $0.45 and $0.47 per basic and diluted share and positive Non-GAAP operating earnings of between $0.17 and $0.19 per diluted share when we release final fourth quarter results on February 21, 2019.
Net income in the quarter will be adversely impacted by mark-to-market losses on our equity trading portfolio which resulted in net realized losses of approximately $46 million, in line with the broader performance of the equity markets in the last quarter of the year. The performance of the financial markets in the quarter will also contribute to a decline in our equity in earnings of unconsolidated subsidiaries which we estimate will be approximately $3.3 million.
Our Lloyd’s Syndicates segment is expected to report a net loss in a range of between $9 million to $10.5 million. We forecast losses of approximately $3.2 million during our third quarter conference call; however, we recently received loss estimates in connection with Hurricane Michael. We estimate our share of these net pre-tax losses will be approximately $6.8 million, net of reinstatement premiums. These losses would normally be reported in our first quarter 2019 results due to the quarter lag. However, given the availability and materiality of these estimated catastrophe losses, we are accelerating our reporting of these losses into the fourth quarter of 2018, consistent with our policy of disclosing significant losses in the quarter in which they become known to us.
ProAssurance’s Chairman and Chief Executive Officer Stan Starnes said, “We are deeply disappointed in the performance of our investment at Lloyd’s and we will be reviewing all our strategic options regarding this investment in the coming months.”
Gross premiums written in the quarter will be in the range of $210 to $212 million and net earned premium for the quarter is expected to range from $201 million to $203 million.
We anticipate favorable loss development for the quarter will be in the range of $24 million to $26 million. We believe our consolidated net loss ratio will be between 76.0% and 77.0% for the quarter and our consolidated combined ratio is expected to be in a range between 105.5% and 106.5% for the quarter.
Announcement of Final Fourth Quarter Results and Conference Call Information
ProAssurance will release final fourth quarter 2018 results, as previously announced, after the close of normal New York Stock Exchange trading on Thursday, February 21, 2019. ProAssurance will conduct a conference call at 9:30 AM ET on Friday, February 22, 2019 to discuss the results, and other items of interest to investors participating in the call. US-based investors are invited to participate by phone by dialing (888) 349-0134 (toll free), Canadian investors may dial (855) 669-9657 (toll free), and international investors may dial (412) 317-5145. The conference call will also be webcast through the Investor Relations section of ProAssurance.com. A telephone replay of the call will be available through at least December 31, 2019 using access code 10128025. Investors in the United States may dial (877) 344-7529 (toll free), Canadian investors may dial (855) 669-9658 (toll free), and international investors may dial (412) 317-0088. A replay will be available on the internet through at least December 31, 2019 at ProAssurance.com. ProAssurance will make a podcast of the call available on its website and on iTunes.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. The company is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past twelve years. ProAssurance Group is rated “A+” (Superior) by A.M. Best; ProAssurance and its operating subsidiaries are rated “A” (Strong) by Fitch Ratings.

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For the latest on ProAssurance and its industry leading suite of products and services, cutting edge risk management and practice enhancement programs follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.
Caution Regarding Forward-Looking Statements
As of the date of this release, the Company has not completed its financial close process for the quarter. During the course of that process, the Company may identify items that would require it to make adjustments, which may be material, to the information presented above. As a result, the estimates above are specifically identified as forward-looking information and are subject to risks and uncertainties set forth below, including possible adjustments to preliminary operating results.
For the latest on ProAssurance and its industry leading suite of products and services, cutting edge risk management and practice enhancement programs follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.
Caution Regarding Forward-Looking Statements
As of the date of this release, the Company has not completed its financial close process for the quarter. During the course of that process, the Company may identify items that would require it to make adjustments, which may be material, to the information presented above. As a result, the estimates above are specifically identified as forward-looking information and are subject to risks and uncertainties set forth below, including possible adjustments to preliminary operating results.
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight significant risks, assumptions and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following factors that could affect the actual outcome of future events:

●	changes in general economic conditions, including the impact of inflation or deflation and unemployment;
●	our ability to maintain our dividend payments;
●	regulatory, legislative and judicial actions or decisions that could affect our business plans or operations, including the impact of Brexit;

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●	the enactment or repeal of tort reforms;
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formation or dissolution of state-sponsored insurance entities providing coverages now offered by ProAssurance which could remove or add sizable numbers of insureds from or to the private insurance market;

●	changes in the interest and tax rate environment;
●	resolution of uncertain tax matters and changes in tax laws, including the impact of the TCJA;
●	changes in laws or government regulations regarding financial markets or market activity that may affect our business;
●	changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;
●	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;
●	changes in requirements or accounting policies and practices that may be adopted by our regulatory agencies, the FASB, the SEC, the PCAOB or the NYSE that may affect our business;
●	changes in laws or government regulations affecting the financial services industry, the property and casualty insurance industry or particular insurance lines underwritten by our subsidiaries;
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the effect on our insureds, particularly the insurance needs of our insureds, and our loss costs, of changes in the healthcare delivery system and/or changes in the U.S. political climate that may affect healthcare policy or our business;

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consolidation of our insureds into or under larger entities which may be insured by competitors, or may not have a risk profile that meets our underwriting criteria or which may not use external providers for insuring or otherwise managing substantial portions of their liability risk;

●	uncertainties inherent in the estimate of our loss and loss adjustment expense reserve and reinsurance recoverable;
●	changes in the availability, cost, quality or collectability of insurance/reinsurance;
●	the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;
●	effects on our claims costs from mass tort litigation that are different from that anticipated by us;
●	allegations of bad faith which may arise from our handling of any particular claim, including failure to settle;
●	loss or consolidation of independent agents, agencies, brokers or brokerage firms;
●	changes in our organization, compensation and benefit plans;
●	changes in the business or competitive environment may limit the effectiveness of our business strategy and impact our revenues;
●	our ability to retain and recruit senior management;
●
the availability, integrity and security of our technology infrastructure or that of our third-party providers of technology infrastructure, including any susceptibility to cyber-attacks which might result in a loss of information or operating capability;

●	the impact of a catastrophic event, as it relates to both our operations and our insured risks;
●	the impact of acts of terrorism and acts of war;
●	the effects of terrorism-related insurance legislation and laws;
●	guaranty funds and other state assessments;
●	our ability to achieve continued growth through expansion into new markets or through acquisitions or business combinations;
●	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;
●	provisions in our charter documents, Delaware law and state insurance laws may impede attempts to replace or remove management or may impede a takeover;
●	state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;
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taxing authorities can take exception to our tax positions and cause us to incur significant amounts of legal and accounting costs and, if our defense is not successful, additional tax costs, including interest and penalties; and

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expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption; loss of customers, employees or key agents; increased operating costs or inability to achieve cost savings; and assumption of greater than expected liabilities, among other reasons.

Additional risks, assumptions and uncertainties that could arise from our membership in the Lloyd's market and our participation in Lloyd's Syndicates include, but are not limited to, the following:
●	members of Lloyd's are subject to levies by the Council of Lloyd's based on a percentage of the member's underwriting capacity, currently a maximum of 3%, but can be increased by Lloyd's;
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Syndicate operating results can be affected by decisions made by the Council of Lloyd's which the management of Syndicate 1729 and Syndicate 6131 have little ability to control, such as a decision to not approve the business plan of Syndicate 1729 or Syndicate 6131, or a decision to increase the capital required to continue operations, and by our obligation to pay levies to Lloyd's;

●
Lloyd's insurance and reinsurance relationships and distribution channels could be disrupted or Lloyd's trading licenses could be revoked, making it more difficult for a Lloyd's Syndicate to distribute and market its products;

●	rating agencies could downgrade their ratings of Lloyd's as a whole; and
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Syndicate 1729 and Syndicate 6131 operations are dependent on a small, specialized management team and the loss of their services could adversely affect the Syndicate’s business. The inability to identify, hire and retain other highly qualified personnel in the future could adversely affect the quality and profitability of Syndicate 1729’s or Syndicate 6131's business.

Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in “Item 1A, Risk Factors” in our Form 10-K and other documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Form 10-Q. We caution readers not to place undue reliance on any such forward-looking statements, which are based upon conditions existing only as of the date made, and advise readers that these factors could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Except as required by law or regulations, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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